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                                                                    Exhibit 23.4


We have issued our report dated February 11, 2000, accompanying the financial statements of Sunderland Corporation and Subsidiaries, contained in DM Mortgage Investors, LLC's Registration Statement and Prospectus. We consent to the use of the aforementioned report in DM Mortgage Investors, LLC's Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/S/ GRANT THORNTON LLP


Reno, Nevada
March 14, 2000